RESTATED CERTIFICATE OF INCORPORATION
                                    OF
                          AMBER RESOURCES COMPANY

         Amber Resources Company, a Delaware corporation (the "Corporation") does hereby adopt, pursuant to Sections 242 and 245 of the Delaware General Corporation Law, the following restatement with amendments of its Certificate of Incorporation, which was originally filed with the Secretary of State on May 22, 1978, and subsequently amended. Pursuant to Sections 242 and 245, the Certificate of Incorporation is hereby further amended in its entirety as set forth herein. The Restated Certificate of Incorporation with amendments has been duly adopted by the stockholders and directors on January@ 1988, as required by Sections 242 and 245 and it supercedes the original Certificate of Incorporation and all amendments thereto.

         Pursuant to the foregoing, the undersigned President and Assistant Secretary, respectively, of the Corporation do hereby amend and restate the Certificate of Incorporation of this Corporation, as follows:

                                 ARTICLE I

                                   Name

       The name of the Corporation shall be Amber Resources
Company.

                                ARTICLE 11

                                 Duration

       The period of duration of the Corporation shall be perpetual.

                                ARTICLE III

                       Objects, Purposes and Powers

         The purposes for which the Corporation is organized are to engage in any activity or business not in conflict with the laws of the General Corporation Law of Delaware or of the United States and, without limiting the generality of the foregoing, specifically:

1. To explore, prospect, drill for, produce, market, sell, and deal in and with petroleum, mineral, animal, vegetable, and other oils, asphaltum, natural gas, gasoline, naphthene, hydrocarbons, oil shales, sulphur, salt, clay, coal, minerals, aiiieral substances, metals, ores of every kind or other mineral or non-mineral, liquid, solid, or volatile substances and products, by-products, combinations, and derivatives thereof, and to buy, lease, hire, contract for, invest in, and otherwise acquire, and to own, hold, maintain, equip, operate, manage, mortgage, create security interests in, deal in and with, and to sell, lease, exchange, and otherwise dispose of oil, gas, mineral, and mining lands, wells, mines, quarries, rights, royalties, overriding royalties, oil payments, and other oil, gas, and mineral interests, claims, locations, patents, concessions, easements, rights-of-way, franchises real and personal property, and all interests therein, tanks, reservoirs, warehouses, storage facilities, elevators, terminals, markets, docks, piers, wharves, drydocks, bulkheads, pipe lines, pumping stations, tank cars, trains, automobiles, trucks, cars, tankers, ships, tugs, barges, boats, vessels, aircraft, and other vehicles, crafts or machinery for use on land, water or air, for prospecting, exploring and drilling for, producing, gathering, manufacturing, refining, purchasing, leasing, exchanging, or otherwise disposing of such mineral and non-mineral substances; and to do engineering and contracting and to design, construct, drill, bore, sink, develop, improve, extend, maintain, operate, and repair wells, mines, plants, works, machinery, appliances, rigging, casing, tools, storage, and transportation lines and systems for this Corporation and other persons, associations, or corporations.

2. To establish and maintain a drilling business with authority to own and operate drilling rigs, machinery, tools, or apparatus necessary in the boring or otherwise sinking of wells for the production of oil, gas, or water; to construct or acquire by lease or otherwise, and to maintain and operate pipe lines for the conveyance of oil and natural gas, oil storage tanks and reservoirs, and tanks cars of all:kinds, tank steamers, and other vessels, wharves, docks, warehouses, storage houses, loading racks, and all other convenient instrumentalities for the shipping and transportation of crude or refined petroleum or natural gas and all other volatile, solid, or liquid mineral substances in any and all forms- to manufacture, buy, sell, lease, let, and hire machines and machinery, equipment, tools, implements and appliances, and all other property, real and personal, useful or available in prospecting for and in producing, transporting, storing, refining or preparing for market, petroleum and natural gas and all other volatile and mineral substances and their products and by-products and of all articles and materials in any way resulting from or connected therewith; to purchase, lease, construct, or otherwise acquire, exchange, sell, let, or otherwise dispose of, own, maintain, develop, and improve any and all property, real or personal, plants, refineries, factories, warehouses, stores, and buildings of all kinds useful in connection with the business of the Corporation including the drilling for oil and gas wells or mining in any manner or by any method permitted by law on such real property.

3. To prepares compound, manufacture, purchase, or otherwise acquire; to sell or otherwise dispose of; and to import, export, and trade in general merchandise of all and every kind, nature, and description.

4. To enter into franchise or other marketing arrangements.

5. To acquire, own, hold, develop, maintain, operate, manage, lease, sell, exchange, convey, mortgage, dispose of, and otherwise deal in property of every nature and description, both real and personal, including oil and gas or other mineral leases, rights, claims or interest, whether situated in the United States or elsewhere, so far as permissible by law; to pay for the same in cash, the stock of this Corporation, bonds, or otherwise; to hold, exploit and develop, or in any manner to dispose of or assign, the whole or any part of the property so purchased; to produce, refine, and market any and all minerals or other products from any such operations.

         6. To advance or negotiate the advance of money or interest on securities or otherwise; to lend money or negotiate loans; to draw, accept, endorse, discount, buy, sell, and deliver bills of exchange, promissory notes, bonds, debentures, coupons, and other negotiable instruments and securities; to issue on commission, subscribe for, take, acquire, hold, sell, exchange and deal in shares, stocks, bonds, obligations, and securities of any government or authority or company.

         7. To apply for, obtain, register, lease, purchase, or otherwise acquire and to hold, use, sell, trade, exchange, assign, mortgage, or otherwise dispose of trademarks, copyrights, inventions, trade names, formulae, secret processes, and all improvements and processes used in connection with or secured under letters patent of the United States or of other countries or otherwise; and to grant licenses in respect thereto and otherwise turn the same to account.

         8. To contract with the United States, or any agency thereof, or any of the states or political subdivisions thereof, or with any persons in authority, municipalities, boards, bureaus or departments, or any political subdivisions of any state of the United States or colonies or territories thereof, or any foreign countries, or any political subdivisions thereof, and all corporations, firms, associations, and individuals in relation to or in connection with any of the objects, purposes, or business of the Corporation.

         9. To enter into agreements for the sale of stocks and bonds or other securities of the Corporation and to make and enter into options for the sale of stock of the Corporation, upon such terms and conditions as are permitted by the laws of the State of Delaware and the United States.

         10. To indemnify officers, directors and employees against harm or loss resulting from their actions in their capacities as such.

         11. To lend the uninvested funds of the Corporation, from time to time and to such extent, to such persons, firms, associations, corporations, governments, or subdivisions thereof and on such terms and on such security, if any, as the Board of Directors of the Corporation may determine.

         12. To conduct the business of the Corporation in Delaware, other states, the District of Columbia, the territories and colonies of the United States, and foreign countries and territories and colonies thereof; to have one or more offices outside of this state; and to acquire, purchase, hold, mortgage, pledge, assign, transfer, and convey real and personal property out of Delaware.

         13. In furtherance of and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized without the assent or the vote of the stockholders to issue bonds, debentures, or other obligations of the Corporation, secured or unsecured, from time to time, for any of the objects or purposes of the Corporation and to include therein such provisions as to redeemability, convertibility into stock, or otherwise and to sell or otherwise dispose of any or all of them, all in such manner and upon such terms as the Board of Directors may deem proper and as shall be fixed and stated in a resolution or resolutions adopted by the Board of Directors.

            14. To such extent as is or may hereafter become permissible under the laws of the State of Delaware, the Corporation is authorized, either as principal or agent, and either alone or in connection with other corporations, firms or individuals, to do all and everything necessary, suitable, convenient or proper for, in connection with, or incident to the accomplishment of any of the purposes for the attainment of any one or more of the objects herein enumerated or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties, and, in general, to do any and all things and exercise any and all powers, rights and privileges which a corporation may now or hereafter be organized to do or to exercise under the laws of the State of Delaware or under any act amendatory thereof, supplemental thereto, or substituted therefor.

         The several clauses contained in this statement of purposes shall be construed as both purposes and powers; and the statements contained in each clause shall be in nowise limited or restricted by reference to or inference from the terms of any other clause, but shall be regarded as independent purposes and powers; and no recitation, expression, or declaration of specific or special powers or purposes herein enumerated shall be deemed to be exclusive; but it is hereby expressly declared that all other lawful powers not inconsistent herewith are hereby included.

                                ARTICLE IV

                               Capital Stock

The Corporation shall have the authority to issue 105,000,000 shares of capital stock, divided into 5,000,000 shares of Preferred Stock, each of which shall have a par value of $1.00 per share, and 100,000,000 shares of Common Stock, each of which shall have a par value of $.003125 per share.

                                 ARTICLE V

                   Preferences, Limitations and Relative
                                     Rights of Capital Stock

                                           A. General

1. All shares, when issued, shall be fully paid and nonassessable.

2. The Board of Directors may restrict the transfer of any of the Corporation's stock issued by giving the Corporation or any stockholder "first right of refusal to purchase" the stock, by making the stock redeemable, or by restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the laws of the State of Delaware. Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the Corporation.

3. The judgment of the Board of Directors as to the adequacy of any consideration received or to be received for any shares, options, or any other securities which the Corporation at any time may be authorized to issue or sell or otherwise dispose of shall be conclusive in the absence of fraud, subject to the provisions of this Restated Certificate of Incorporation and the General Corporation Law of Delaware.

                              B. Common Stock

No share of the Common Stock authorized in Article IV shall have any preference over or limitation in respect to any other share of such Common Stock. Ali shares of the Common Stock authorized in Article IV shall have equal rights and privileges, including the following:

         1. After all accumulated and unpaid dividends required to be paid upon any share of Preferred Stock for all previous dividend periods shall have been paid, and sums sufficient for full payment of the dividends on all shares of Preferred Stock declared for the then current dividen(f'period have been set apart, and after or concurrently with the setting aside of any and all amounts then required to be set aside for any sinking fund obligation or obligations of a similar nature in respect of any series of Preferred Stock, then and not otherwise, and subject to any other applicable provisions of Section C below, dividends may be declared upon and paid to the holders of the Common Stock, to the exclusion of the holders of the Preferred Stock. All outstanding shares of Common Stock shall share equally in dividends and upon liquidation. Dividends shall be payable at the discretion of the Board of Directors of the Corporation at such times and in such amounts as it deems advisable, subject, however, to the applicable provisions of the General Corporation Law of Delaware.

         2. Except as expressly provided by law, by Section C below or by resolution of the Board of Directors pursuant to the authority granted under Section C below, all voting rights shall be vested in the holders of the Common Stock. Each outstanding share shall be entitled to one vote at stockholders' meetings, either in person or by proxy.

         3. Cumulative voting shall not be allowed in elections of directors or for any other purpose.

         4. No holder of shares of Common Stock of the Corporation shall be entitled, as such, to any preemptive or preferential right to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue. The Board of Directors of the Corporation, however, in its discretion by resolution, may determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of Common Stock of the Corporation, or solely to the holders of any class or classes of such stock, which the Corporation may now or hereafter be authorized to issue, in such proportions based on stock ownership as said Board in its discretion may determine.

                         C.       Preferred Stock

         1. The Board of Directors shall have authority, by resolution, to divide any or all of the shares of Preferred Stock into, and to authorize the issuance of, one or more series and with respect to each such series to establish and, prior to issuance, to determine and fix:

         (a) a distinguishing designation for such series and the number of shares comprising such series, which number may be increased or decreased from time to time (but not below the number of shares then outstanding) by action of the Board of Directors;

         (b) the rate and times at which and the other conditions upon which dividends on the shares may be declared and paid or set aside for payment, whether dividends shall be cumulative and the date from which any dividends shall accrue;

          (c) whether or not the shares shall be redeemable and, if so, the price and the terms and conditions of such redemption;

          (d) the amounts payable by preference or otherwise upon shares in the event of voluntary or involuntary liquidation, dissolution, winding up or distribution of the assets of the Corporation;

          (e) whether any shares shall be redeemed through sinking fund payments, and, if so, on what terms;

          (f) whether the shares shall be convertible or exchangeable and, if so, the terms and conditions of such conversion or exchange; and

         (g) whether or not the shares shall have voting rights, including the right to vote as a class on designated matters such as, but not by way of limitation, the merger, consolidation or sale of substantially all the Corporation's assets, or the approval of designated action by a greater than two-thirds affirmative vote and, if so, the terms, conditions, and any limitations on such voting rights.

         2. In the resolution establishing a new series of Preferred Stockv the Board of Directors may provide for any other relative powers, preferences, rights, qualifications, limitations, and restrictions of such series as are consistent with the rights of all outstanding shares of capital stock, with all other provisions of this Article Vp and the Delaware law.

         3. All shares of Preferred Stock of all series shall be identical except as to the above-mentioned rights and preferences which the Board of Directors are authorized to determine. Except to the extent that the resolution of the Board of Directors establishing a particular series shall otherwise provide, if amounts payable upon liquidation of all series are not paid In full, all shares of Preferred Stock of all series having a liquidation preference shall participate ratably in any distribution in accordance with the sums which would be payable on such distribution if all sums payable to holders of all shares of Preferred Stock were discharged in full.

         4. Shares of Preferred Stock of any series which are redeemed, purchased or otherwise acquired may be cancelled by the Board of Directors and restored to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

                                ARTICLE VI

                             Place of Business

         The principal office and the principal place of business of the Corporation in the State of Delaware shall be at the office of its registered agent. The Board of Directors, however, from time to time may establish such other offices, branches, subsidiaries, or divisions which it may consider to be advisable. The address of the Corporation's registered office in the State of Delaware for purposes of the General Corporation Law of Delaware, is:


1209 Orange Street
Wilmington, New Castle County, Delaware 19801

         The name of the Corporation's registered agent at the address of the aforesaid registered office for purposes of this Law shall be:

                       The Corporation Trust Company

                                ARTICLE VII

                                 Directors

The affairs of the Corporation shall be governed by a board of not less than three (3) nor more than seven (7) directors, who shall be elected in accordance with the By-laws of the Corporation. The conduct of the board shall be in accordance with the following:

         1. The directors of the Corporation need not be residents of Delaware and shall not be required to hold shares of the Corporation's capital stock.

         2. Meetings of the Board of Directors, regular or special, may be held within or without Delaware upon such notice as may be prescribed by the By-laws of the Corporation. Attendance of a director at a meeting shall constitute a waiver by him of notice of such meeting unless he attends only for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

         3. A majority of the number of directors at any time constituting the Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting which a quorum is present shall be the act of the Board of Directors.

         4. By resolution adopted by a majority of the directors at any time constituting the Board of Directors, the Board of Directors may designate two (2) or more directors to constitute an Executive Committee which shall have and may exercise, to the extent permitted by law or in such resolution, all the authority of the Board of Directors in the management of the Corporation; but the designation of any such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed on it or him by law.

         5. Any vacancy in the Board of Directors, however caused or created, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and until his successor is duly elected and qualified.

                               ARTICLE VIII

                                 Officiers

         The officers of the Corporation shall consist of a President, one or more Vice Presidents as may be prescribed by the By-laws of the Corporation, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors at such time and in such manner as may be prescribed by the By-laws of the Corporation. Any two or more offices may be held by the same person except the offices of President and Secretary.

                          ARTICLE IX
                         Meetings of Stockholders

         Meetings of th@ stockholders of the Corporation shall be held at such place within or without Delaware and at such times as may be prescribed in the By-laws of the Corporation. Special meetings of the stockholders of the Corporation may be called by the President of the Corporation, the Board of Directors, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. At any meeting of the stockholders, except to the extent otherwise provided by law, a quorum shall consist of a majority of the shares entitled to vote at the meeting; and, if a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote thereat shall be the act of the stockholders unless the vote of a greater number is required by law.

                                 ARTICLE X

                                  By-laws

  The initial By-laws of the Corporation shall be adopted by its Board of Directors, in which all shall be vested the power to alter, amend or repeal the By-laws or to adopt new By-laws.

                                  ARTICLE XI

                       Contracts and Indemnification

         The following provisions are inserted as notice of the specific intent of the Corporation concerning the management of the business and the conduct of affairs of the Corporation, and the same are in furtherance of, and not in limitation or exclusion of the powers conferred by the laws of the State of Delaware.

1.       Contracts with Officers and Directors.

         (a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

         (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum; or

        (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

         (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors or a committee which authorizes the contract or transaction.

2.    Indemnification of Officers, Directors, Employees and
Agents; Insurance.

         (a) The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the'request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that the director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(3) by the stockholders.

         (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section.

         (f) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

         (h) For purposes of this Section, references to "the Corporation" shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any services as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

         j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The personal liability of a director to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director is eliminated, except that this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware C.orporation Law, or
(iv) for any transaction from which the director derived an improper . personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this provision becomes effective.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Restated
Certificate of Incorporation to be signed by its President and attested by its Secretary this 26th dayof January, 1988.


ATTEST:                            AMBER RESOURCES COMPANY

s/Ardith J. Davis                  s/George M. Schneider

Ardith J. Davis                    George M. Schneider,
Assistant Secretary                President